CUSIP NO. 269-329-108                  13D                    Page 7 of 8 Pages


                                                                       EXHIBIT A





Name:                      Evansville Limited
-----
Place of Organization:     British Virgin Islands
----------------------
Principal Business:        a holding company
-------------------
Address of Principal       P.O. Box 438
Business:                  Road Town, Tortola
--------------------       British Virgin Islands

Address of Principal       P.O. Box 438
Office:                    Road Town, Tortola
--------------------       British Virgin Islands